UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2008
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of Small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 18, 2008 our wholly owned subsidiary, Barnett Petrosearch L.L.C., closed on the sale of its 5.54455% limited partnership interest in DDJET Limited LLP (“DDJET”) to Cinco County Barnett Shale LLC (“Cinco”), one of the other two partners in DDJET, for a cash purchase price of $36,000,000.  At closing the Company received a cash payment of $30,729,008, the net amount after deducting the $1,800,000 down payment received from Cinco on June 26, 2008 and $3,470,992 of costs owed by the Company which were to be paid directly to the Operator of DDJET at the closing.  The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.

A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated July 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: July 21, 2008
By: /s/ Richard D. Dole

Richard D. Dole
Chief Executive Officer and President